Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT


Acclaim Cable Holdings, Inc.                    Delaware
Acclaim Coin-Operated Entertainment, Inc.       Delaware
Acclaim Comics, Inc.                            Delaware
Acclaim Distribution, Inc.                      Delaware
Arena Entertainment, Inc.                       Delaware
Acclaim Corporate Center I, Inc.                New York
LJN Toys, Ltd.                                  New York
Oyster Bay Warehouse Corp.                      New York
Lazer-Tron Corporation                          California
Iguana Entertainment, Inc.                      Texas
Sculptured Software, Inc.                       Utah
Acclaim Japan, Ltd.                             Japan
Acclaim Entertainment Canada, Ltd.              Canada
Acclaim Entertainment Espana SA                 Spain
Acclaim Entertainment G.m.b.h.                  Germany
Acclaim Entertainment, SA                       France
Acclaim Entertainment, Ltd.                     United Kingdom
Iguana Entertainment Ltd.                       United Kingdom
Probe Entertainment Limited                     United Kingdom
Lazer-Tron Limited                              U.S. Virgin Islands
ACTC, L.P.                                      Delaware